Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Omnicom Group Inc. on Form S-4 of our report dated March 9, 1995 regarding our audit of Ross Roy Communications, Inc. financial statements for the years ended December 31, 1994 and 1993, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan

July 20, 1995